JULY 27TH, 2010

PROMISE OF ASSIGNMENT OF THE RIGHTS ON A MINE CONCESSION (HEREINAFTER THE “CONTRACT”) ENTERED INTO BY AND BETWEEN Mr. JESUS HECTOR PAVLOVICH CAMOU, RAUL ERNESTO SEYM GUTIERREZ AND NORBERTO GARCIA MIRANDA (HEREINAFTER INDIVIDUALLY REFERRED TO AS “JESUS”, “RAUL” AND “NORBERTO”, RESPECTIVELY, AND JOINTLY REFERRED TO AS “THE OWNERS”,

AND

SOCIEDAD GOLD AMERICAN MINING CORP, ACTING BY AND THROUGH MR. JOHANNES PETERSEN (HEREINAFTER REFERRED AS “GOLD AMERICAN” UNDER THE FOLLOWING TERMS AND CONDITIONS:

REPRESENTATION

1.	“JESUS” REPRESENTS THE FOLLOWING:

a.
He is a Mexican citizen, born in Hermosillo, Sonora, Mexico, with Federal Tax Registration Code PACJ400505EQ6, and with sufficient legal capacity to commit to the terms of this agreement, pursuant to the Mining Law and its Regulations.

b.	He is married to Mrs. Sylvia Aguiree Armenta under community property system of marital property (common assets).

c.
He is the legitimate joint tenant of up to 34% (thirty-four percent) of the mine “CONCESSIONS” located in the Municipio Opodepe, Sonora, listed below,  and has ownership right upon them and other rigths resulting from his owner condition:

c.1. “LA ESCONDIDA” Mine Concession, Title Number 230499, issued on September 10, 2007, File Number 082/31488, located in the Municipio of Opodepe, Zacatecas, consisting of 25 hectares and registered under Act No. 159, page 806 of Volume 366 of the Mine Concession Public Register, a copy of which is attached hereto.

c.2. “LA ESCONDIDA” Mine Concession, Title number 230512, issued on September 10, 2007, File Number 082/31488, located in the Municipio of Opodepe, Zacatecas, with 25 ha surface, registered under Act No. 159, Page 806, Volume 366 of the Mine Concession Public Register, a copy of which is attached hereto.

From now onwards, the “CONCESSIONS” upon the lots described in paragraph c.1 and c.2 will be jointly referred and identified in this document as “THE CONCESSIONS”.

d.	As of the date hereof, THE CONCESSIONS and their rights are currently in force and exempted from any lien and duty, or any restriction on the free use and disposal by the deponent.

e.
As of the date hereof,   his company has not entered into any agreement or legal action regarding the CONCESSIONS other than this legal document, for which reason he guaranteees, the existence of legal effect, and availability of the referred rights subject matter of this contract.

f.	As of the date hereof, the referred CONCESSIONS are in force and currently upto date in the payment of charges, duties, taxes, fees and contributions and whatsoever duty upon them.

g.	He has the physical and free possession rights upon t he CONCESSIONS hereof.

h.
As of the date of execution of this contract, his company has not any other mining claim or right upon any mine concession within a 5 km around the site of the mine CONCESSIONS subject matter hereof, except the above mentioned CONCESSIONS.

i.
As of the date of execution of this agreement, he has obtained the corresponding environmental permits to carry out exploration works (NOM-120) and mine exploitation activities within the CONCESSIONS, and he has complied with all the sanitary,  labor and social security measures in accordance with the Official Mexican Rules (NOM’s); in the environment subject, to carry out exploration works (NOM-120) and exploitation in the CONCESSIONS. These measures are in process and registered under the name of the OWNERS.

j.
The CONCESSIONS have no royalty upon the production obtained by the BUYER resulting from the exploitation of the CONCESSIONS, except for the provisions of Clause Six hereof, productions or royalties that in the mining industry are known as Net Smelter Return (NSR).

II. RAUL DOES HEREBY MAKE THE FOLLOWING REPRESENTATION:

a.
He is a Mexican citizen, born in Magdalena de Kino, Sonora, Mexico, with Federal Tax Registration Code SEGR420417JK3, with sufficient legal capacity to commit to the terms of this agreement, and pursuant to the Mining Law and its Regulations.

b.	He is married to Mrs. Angelina Hernandez Magana under community property system of marital property (common assets).

c.	He is the legitimate joint tenant of up to 33% (thirty-three percent) of the mine “CONCESSIONS” referred above in paragraph c.1. and paragraph c.2 of the foregoing Representation I.

d.	He repeats, and claims as his own the foregoing statements and representation made by JESUS in regard to the CONCESSIONS mentioned above.

III. NORBERTO REPRESENTS THE FOLLOWING:

a.
He is a Mexican citizen, born in Magdalena de Kino, Sonora, Mexico, with Federal Tax Registration Code GAMN440509516, with sufficient legal capacity to commit to the terms of this agreement, and pursuant to the Mining Law and its Regulations.

b.	He is married to Mrs. Maria Ines Gutierrez Estrada under community property system of marital property (common assets).

c.	He is the legitimate joint tenant of up to 33% (thirty-three percent) of the mine “CONCESSIONS” referred above in paragraph c.1. and paragraph c.2 of the foregoing Representation I.

d.	He repeats, and claims as his own the foregoing statements and representation made by JESUS in regard to the CONCESSIONS mentioned in Representation I hereof.

IV.	GOLD AMERICAN makes the following representation:

a.	It is an American corporation incorporated pursuant to the regulations of the State of Nevada and it has legal capacity to commit to the terms hereof.

b.	Mr. Johannes Petersen is the legal representative of the Company and has the legal faculties to enter into this contract.

c.	The Company agrees to execute this contract under the terms hereunder and based upon the statements made by the OWNERS in regard to the CONCESSIONS.

d.
The Company is aware that pursuant to the provisions of Articles 2 and 10 of the Mining Law and any related regulations, GOLD AMERICAN has at this moment no legitimate rights or legal capacity to purchase, directly from the OWNERS, the mining title upon any mine concession, for which reason this promissory agreement is executed under the terms stipulated in this legal document to fully comply with the mining legal act and regulations, as well as any other mandatory Mexican regulations.

V. THE PARTIES MAKE THE FOLLOWING REPRESENTATION:

a.	They know the individuals and corporation that execute this agreement.

b.
THE PARTIES expressly agree that even if the Public Register of Mining or any mining authority would refuse to register this agreement because o f the terms herein, this shall not be a reason to consider that is null, invalid or non-existing, since the rights and obligations hereunder will continue in force because the purpose of this legal instrument is that a Mexican corporation or Mexican individual or by default a foreign corporation duly authorized shall finally become the mine CONCESSSION owner of the subject matter hereof.

c.	The PARTIES declare that they physically know the CONCESSION subject matter of this contract.

d.	The PARTIES declare that they act by their own free will and that there is no error, fraud, bad faith or injury.

THEREFORE, The PARTIES agree to consent to the terms hereunder:

CLAUSES

ONE: THE OWNERS agree and promise to onerously assign, pursuant to the terms of this contract and in favor of  a Mexican indvidual or Mexican corporation designated by GOLD AMERICAN, the 100% (hundred percent) of the co-rights of ownership, and each one’s aliquot , stipulated in point I.c of this contract, and those resulting from the CONCESSIONS of the lots LA ESCONDIDA.

As of now, the word BUYER represents the “Mexican individual or corporation” designated by  GOLD AMERICAN.

As a result of the execution of this agreement, the BUYER shall subrogate (assume) all the rights and obligations that the Mining Law and its regulations estabish, as well as the Environment Protection and Ecological Impact Act, its regulations and other applicable provisions.

A copy of the Concession Titles are incoported as  part of this contract and designated as Schedule 1 and 2, which are duly signed by the PARTIES.

TWO: GOLD AMERICAN consents on behalf of the BUYER who would eventually be designated by it and reported to the OWNERS, to pay for the purchase of exploration and exploitation, and property rights (domain) referred in the foregoing clause and the OWNERS agree to receive as payment the sum of US$765,000 (Seven Hundred Sixty Five and 00/100  US Dollars),  subject to the terms and conditions below:

1.	The BUYER shall have the right of way or easement of access to the mine CONCESSIONS mentioned in this contract.

2.
The OWNERS had provided GOLD AMERICAN or the BUYER all the technical information, reports and geological background informations regarding the perforation and/or exploitation works carried out in the CONCESSIONS.

a.
The sum of US$40,000 (Forty Thousand US Dollars) 6 (six) months as from the date of execution of this agreement, that is July 20th, 2010, payment which shall be made by wire transfer according to the indicated wire instructions.

b.
The sum of US$50,000 (Fifty Thousand US Dollars) 12 (twelve) months upon the execution of this agreeement, that is on December 23, 2010, also paid by wire transfer following the specified wire instructions.

c.	The sum of US$50,000 (Fifty Thousand US Dollars), 18 (eighteeen) months upon the execution of this agreement, that is on June 23, 2011, paid by wire transfer following the indicated wire instructions.

d.
The sum of US$50,000 (Fifty Thousand US Dollars), upon 24 (twenty-four) months from the execution of this contract, that is on December 23, 2011, and paid by wire transfer following the specified wire instructions.

e.
The sum of US$175,000 (One Hundred Seventy-Five Thousand and 00/100 US Dollars), upon 30 (thirty-four) months, as from the execution of this contract, that is June 23, 2012, payment made by wire transfer according to the specified wire instructions.

f.
The sum of US$400,000 (Four Hundred Thousand and 00/100 US Dollars) on the 36 (thirty-six) month counted as from the date of execution of this agreement, that is on December 23, 2012, payment that shall be made by wire transfer as per specified wire instructions.

THREE: The PARTIES agree that in the event that GOLD AMERICAN or the BUYER would not get the authorization from the owner or owners of the adjacent properties that surround the CONCESSIONS, the OWNERS together with GOLD AMERICAN or the BUYER shall assist each other to pursue the necessary legal proceedings to obtain the access or easement of access, including the temporary expropriation of the surrounding lots, pursuant to the Mine Law, if necessary.

FOUR: GOLD AMERICAN agrees to pay on behalf of the BUYER as from the first semester of year 2010, the semestral mining rights and/or taxes concerning the CONCESSIONS.

FIVE: The OWNERS expressly agree that GOLD AMERICAN or the BUYER, as chosen, may pay the total price specified in the foregoing second clause without requiring the express or tacit (unspoken) consent of the OWNERS to fully and completely buy the property and possesion rights of the CONCESSSIONS subject matter hereof.

SIX: The PARTIES expressly agree that the OWNERS shall receive from GOLD AMERICAN or the BUYER on the account of royalties, a percentage equal to 1% (one percent) of the production obtained by the BUYER as a result of the exploitation activities executed within the CONCESSIONS and that are known in the mining industry as “Net Smelter Return” (NSR).

SEVEN: The PARTIES expressly agree that GOLD AMERICAN or the BUYER, at its discretion, may pay the OWNERS at any time and without requering their express or unspoken prior consent, the sum of US$500,000 (Five Hundred Thousand and 00/100 US Dollars) on the account of full payment of royalties and/or productions rights (NSR) referred in the foregoing paragraph.

The PARTIES expressly agree that the concept and amount identified in this clause is independent of the purchase price of the referred mine concession rights corresponding to the CONCESSIONS mentioned in Clauses One and Two of this contract, reason for which the way in which this concept (meaning royalties) is paid or liquidated shall not be considered as an impediment or obstacle to GOLD AMERICAN to buy on the account of BUYER the title and possession or ownership rights on  the CONCESSIONS, prior payment of the sum stipulated in the foregoing Clause 2.

EIGHT: The OWNERS agree and commit themselves to give the BUYERS upon request, the physical and peaceful possession of the CONCESSIONS subject matter hereof, as indicated in point I.g of the recitals or representation of this legal instrument.

NINE:  The OWNERS agree and commit to grant GOLD AMERICAN or the BUYER, within a term of 15 calendar days as from the execution of this contract, the reports on geological results that they would have, as well as the “regular work” reports that they would have made or would be making in regard to the CONCESSIONS, as well as the report or information of any nature that they would posses as a result of the exploitation works that they would have carried out or would be carrying out at present in the mine CONCESSIONS.

TEN: The PARTIES expressly agree that the following may cause the termination of this contract:

a.	If GOLD AMERICAN or the BUYER would not make any of the payments. In this case, GOLD AMERICAN or the BUYER will have a grace period of 30 calendar (natural) days to comply with payment.

b.	If GOLD AMERICAN or the BUYER would stop paying two or more consecutive payments this contract will be rescinded.

c.
If the OWNERS would fail to comply with any of the obligations stipulated herein, and as a result of this, GOLD AMERICAN or the BUYER would be affected, a conventional penalty equal to the  corresponding  payment shown in the payment schedule of this contract shall apply, and GOLD AMERICAN or the BUYER may have the option to rescind this contract or claim the reimbursement of the payments previously made or discount the payment or payments corresponding to the price or balance of the pending price payments.

ELEVEN: If GOLD AMERICAN or the BUYER would not make any of the stipulated payments, and once the grace period has expired, if GOLD AMERICAN or the BUYER would have not made the respective payment, this contract will be automatically terminated and will have no legal effect against  the PARTIES,  therefore, the OWNERS shall withhold or keep for themselves the sums of money that GOLD AMERICAN would have previously paid to them.

TWELVE: The PARTIES agree to appear before a county clerk (notary) to jointly ratify or confirm this legal instrument to the effects of the provisions of Article 23 of the Mining Law, and agree to demand indistinctively the registration of this contract in the Public Mining Register pursuant to the terms of the applicable legal regulations so that it would have legal effects against third parties.

THIRTEEN: The PARTIES expressly agree that GOLD AMERICAN may assign without needing the prior consent of the OWNERS, the rights of this legal instrument for which purpose it would only be required to notify  the OWNERS who the new title holder will be.

FOURTEEN: The PARTIES agree that once the contract is signed and ratified before a pubic notary or county clerk, any party  may indistinctively register or request the registration of it in the Public Mining Register so that it would have legal effects before third parties.

FIFTEEN: THE OWNERS based on their representations in point I.h of this contract, agree and commit, in favor of GOLD AMERICAN or the BUYER, not to hold or retain or buy the property of any concession other than the CONCESSIONS subject matter hereof, that would be within a 5 km area around each property (concession), in order to not enter into any interest conflict or unfair competition with GOLD AMERICAN or the BUYER.  In the event that they would not comply with this, they will pay GOLD AMERICAN or the BUYER for damages and losseses resulting therefrom.

To the effects of this contract and by virtue of the development of the mining project pursued by GOLD AMERICAN on the account of the BUYER according to the execution of this contract and the purchase of the CONCESSIONS, a conventional damage shall be understood as the cost or price that one or both CONCESSIONS would have not declared or that would be acquired by the OWNERS in contravention of this clause; and as conventional  injury or loss the potential yearly based production that this/these concession(s) would have at the time of payment and it shall accumulate until the respective payment on this account is made.

SIXTEEN: To the effects of the provisions hereof, the PARTIES designate the following addresses as their conventional office address:

THE OWNERS:

Hector: Cerrada del Ruiseñor 302 Residencial Los Lago, Hermosillo, Sonora

Raul: Blvd. Luis Donaldo Colosio 308 Col San Martin, Magdalena de Kino, Sonora

Norberto: Av. Ruiz Corines 200 Col San Martin, Magdalena de Kino, Sonora

GOLD AMERICAN:

10775 Double R. Boulevard

Reno, NV 89521, USA

Tel: 775.682.4313

Fax: 775.996.8200

SEVENTEEN: THE PARTIES agree that any disagreement arising hereto will definitively be settled pursuant to the Arbitration Rules of theArbitration Center of Mexico, by a single arbitrator in accordance with this center rules.

EIGHTEEN: THE PARTIES do hereby agree that the BUYER will have the option to rescind this contrat at any time during the term of this agreement by sending a simple notice to the OWNERS with at least 15 days in advance.  As of the date of termination of this agrement, the BUYER shall have no further payment obligation as referred in the Second clause hereof.

IN WITNESS WHEREOF the parties hereto being in agreement with the legal contents and scope of this contract have hereunto set their hands, this 27th day of July, 2010.

JESUS HECTOR PAVLOVICH CAMOU	RAUL ERNESTO SEYM GUTIERREZ

“JESUS”	“RAUL”

NORBERTO GARCIA MIRANDA	GOLD AMERICAN MINING CORP

“NORBERTO”	“GOLD AMERICAN”

Mr. JOHANNES PETERSEN

LEGAL REPRESENTATIVE

SCHEDULE  A

Mine Claim, Title Number 230499, granted on September 10, 2007, File Number 082/31488, located in the Municipio of Opodepe, Zacatecas, with a 25 hectares surface and registered under Act  No. 159, on page 806 of Volume No. 366 of the Book of Mine Concessions of the Public Mine Register.

SCHEDULE B

Mine Claim, Title Number 230512,, granted on September 10, 2007, File Number 082/31488, located in the Municipio of Opodepe, Zacatecas, with a 25 hectares surface and registered under Act  No. 159, on page 806 of Volume No. 366 of the Book of Mine Concessions of the Public Mine Register.